Exhibit 10.7

AMENDMENT NO. 1 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

AGREEMENT (this “Agreement”), made as of the 12th day of June, 2007, but effective, as respects paragraphs 1(b), 4 and 5 below, retroactive to and from and after the date of the Loan Agreement described below, by and between COMVEST CAPITAL LLC, a Delaware limited liability company (the “Lender”), and LAPOLLA INDUSTRIES, INC., a Delaware corporation (the “Borrower”);

W I T N E S S E T H:

WHEREAS, the Lender and the Borrower are parties to a Revolving Credit and Term Loan Agreement dated as of February 21, 2007 (the “Loan Agreement”), the terms and conditions of which are hereby incorporated herein by reference); and

WHEREAS, the Borrower has requested certain modifications in and increases to the Revolving Credit Commitment, as more particularly set forth below; and

WHEREAS, in order to effect a technical correction to the Loan Agreement, the Lender has requested certain of the amendments to the Loan Agreement set forth herein; and

WHEREAS, the Lender is willing to make such modifications to the Revolving Credit Commitment, and the Borrower is in agreement with the amendments proposed by the Lender, all on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree, effective on and as of the date hereof, as follows:

1.    Definitions.

(a)    Except as otherwise defined herein, all capitalized terms used in this Agreement have the respective meanings ascribed to them in the Loan Agreement.

(b)    The following additional definition is hereby added to Section 1.01 of the Loan Agreement in the appropriate alphabetical location:

“Register” shall have the meaning provided in Section 8.03(a) below.

(c)    The following further additional definition is hereby added to Section 1.01 of the Loan Agreement in the appropriate alphabetical location:

“Eligible Inventory” shall mean the lower of the fair market value of, or the cost charged by suppliers which are not Affiliates of the Borrower for that inventory (whether consisting of raw materials, work in process or finished goods, but excluding product models or samples) of Borrower or any Domestic Subsidiary which is party to the Collateral Agreement which (a) is in good and merchantable condition (or, as respects work in process, is being processed in the normal course so as to promptly become finished goods which will, upon completion, constitute Eligible Inventory), (b) meets all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture and/or sale, (c) has been physically received in the continental United States by the Borrower or the subject Domestic Subsidiary, or has been shipped to the Borrower or the subject Domestic Subsidiary with title thereto having passed to the Borrower or such Domestic Subsidiary, (d) is currently usable or currently saleable in the normal course of the Business Operations, (e) is not on consignment to or from any Person, (f) is not subject to any Lien whatsoever, except for the Lien of the Lender, which shall be perfected with respect to such inventory, (g) has not been sold to any Person, and (h) is otherwise satisfactory to the Lender in its Permitted Discretion.

2.      Modifications to Revolving Credit Commitment. Upon satisfaction of the conditions precedent set forth in paragraph 6 below, the following amendments shall become effective:

(a)    In the definition of “Borrowing Base,” clause (b) therein shall be redesignated as clause (c), and the following new clause (b) is hereby added: “plus (b) 50% of Eligible Inventory,”.

(b)    Section 2.01(a)(ii) of the Loan Agreement is hereby amended so as to replace the reference to “$3,500,000” with the number “$5,000,000”.

(c)    Section 2.03(b) of the Loan Agreement is hereby amended to add the following sentence at the end of such Section: “The foregoing notwithstanding, at all times when the maximum Revolving Credit Commitment exceeds $3,500,000, such Monitoring Fee shall be in the amount of $3,500 per month or portion thereof.”

(d)    The Borrower shall have the right, upon written notice to the Lender at any time when the outstanding principal amount of Advances is less than $3,500,000, to revoke the amendments set forth in this paragraph 2, whereupon the affected provisions of the Loan Agreement shall be restored to such provisions as same were in effect prior to this Agreement. Any such revocation by the Borrower shall be permanent and irrevocable, and shall not affect or impair any of the other amendments effected by this Agreement (including, without limitation, the issuance of the additional Warrant as provided in paragraph 6(b) below).

3.     Modifications to Existing Warrants. Upon satisfaction of the conditions precedent set forth in paragraph 6 below (other than Section 6(e) below), the following amendments shall become effective:

(a)    Outstanding Warrant No. CV-1 is hereby amended so as to reduce the Exercise Price thereunder to $0.63 per share (subject to adjustment thereafter from time to time as provided in such Warrant); and such Warrant shall otherwise remain unmodified.

(b)    Outstanding Warrant No. CV-2 is hereby amended so as to reduce the Exercise Price thereunder to $0.63 per share as to one-half of the shares covered thereby (subject to adjustment thereafter from time to time as provided in such Warrant); and such Warrant shall otherwise remain unmodified. Any adjustments to the Exercise Price and the number of shares thereunder shall thereafter be computed separately for each such portion of such Warrant, and in connection with any exercise of such Warrant, the holder thereof shall indicate, in its notice of exercise, the portion(s) of such Warrant then being exercised (and the applicable Exercise Price(s) in respect thereof).

(c)    Outstanding Warrant No. CV-3 is hereby amended so as to reduce the Exercise Price thereunder to $0.77 per share (subject to adjustment thereafter from time to time as provided in such Warrant); and such Warrant shall otherwise remain unmodified.

4.     Additional Assignment Provisions.

(a)    The following new Section 8.03 is hereby added to the Loan Agreement:

“Section 8.03. Recordation of Assignment. In respect of any negotiation, transfer or assignment of all or any portion of any Lender’s interest in this Agreement, any Note and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a)    The Borrower, or any agent appointed by the Borrower, shall maintain a register (the “Register”) in which there shall be recorded the name and address of each Person holding any Note(s) hereunder or any commitment to lend hereunder, and the principal amount payable to such Person under such Person’s Note(s) or committed by such Person under such Person’s lending commitment. The Borrower hereby irrevocably appoints the Lender (and/or any subsequent Lender appointed by the Lender then maintaining the Register) as the Borrower’s agent for the purpose of maintaining the Register.

(b)    In connection with any negotiation, transfer or assignment as aforesaid, the transferor/assignor shall deliver to the Lender then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c)    Subject to receipt of completed tax forms (indicating withholding status, or exemption from withholding, as applicable, of the transferee/assignee) reasonably required by the Person then maintaining the Register, and (if required by such Person) surrender of the negotiated, transferred or assigned Note(s) for reissuance by the Borrower, such Person shall record the subject negotiation, assignment and assumption in the Register. Anything contained in any Note or other Loan Document to the contrary notwithstanding, no negotiation, transfer or assignment shall be effective until it is recorded in the Register pursuant to this Section 8.03(c). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and the Borrower and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.”

5.     Amendment and Replacement of Notes. By reason of and in furtherance of the amendments set forth in paragraph 3 above, and in addition to the amendments to the Revolving Credit Note required by reason of paragraph 2 above, the currently outstanding Notes shall be amended so that, in lieu of being payable “to the order of the Lender and/or to the order of any subsequent holder” (or words to similar effect), such Notes shall be payable “to the Lender or registered assigns” (or words to similar effect). Upon request of the Lender, the Borrower shall execute and deliver to the Lender amended and restated Notes (giving effect to such amendment) in replacement of the currently outstanding Notes, and upon receipt thereof, the Lender shall promptly return to the Borrower the original Notes for which such replacement has been executed and delivered.

6.     Conditions Precedent. The amendments set forth in paragraphs 1(b), 4 and 5 above shall be effective immediately upon the execution and delivery of this Agreement. The other amendments contemplated by this Agreement shall be subject to the satisfaction (or, in the Lender’s sole discretion, waiver) of the following conditions precedent:

(a)    The Borrower shall have executed and delivered to the Lender amended and restated Notes as contemplated by paragraph 5 above.

(b)    The Borrower shall have executed and delivered to the Lender an additional Warrant No. CV-4 in substantially the form of the existing Warrants, providing to the holder thereof the right to purchase up to 250,000 shares of Common Stock at an exercise price of $0.55 per share (such number of shares and exercise price to be subject to adjustment as provided in such Warrant).

(c)    The Lender shall have received a certificate of an authorized officer of the Borrower, certifying (i) as to the resolutions and/or other company action of the Borrower, authorizing the transactions contemplated by this Agreement and the execution and delivery by the Borrower of all agreements, instruments, certificates and other documents in respect of the transactions contemplated by this Agreement, and (ii) that, as of the date of such certificate, no Default or Event of Default has occurred and is continuing.

(d)    The Borrower shall have delivered to the Lender a certificate, issued as of a recent date, issued by the Secretary of State of Delaware, stating that the Borrower is duly formed and in good standing in the State of Delaware.

(e)    No Default or Event of Default shall have occurred and be continuing (provided that this paragraph 6(e) shall not be a condition precedent to the effectiveness of paragraph 3 above).

7.     Post-Effective Amendments and Covenants. Upon and after the effectiveness of the amendments provided for in paragraphs 2 and 3 above, the following further amendments and covenants shall become effective:

(a)    Warrant No. CV-4, issued pursuant to paragraph 6(b) above, shall constitute a “Warrant” under and for all purposes of the Loan Agreement and the other Loan Documents, and shall be entitled to all of the benefits of the Registration Rights Agreement; and in furtherance thereof, the Borrower shall file and pursue to effectiveness a Registration Statement (or an appropriate amendment to any pending Registration Statement) under the Act covering the Registerable Securities (as such term is defined in the Registration Rights Agreement) issuable under Warrant No. CV-4.

(b)    At any time and from time to time, upon request of the Lender, the Borrower shall issue to the Lender replacement Warrants for Warrants Nos. CV-1, CV-2, and/or CV-3, reflecting the amendments effected pursuant to paragraph 3 above; provided that, at all times prior to the delivery of any such replacement Warrant, the holder of the original Warrant may attach a photocopy of this Agreement to the original Warrant to evidence the reduced Exercise Price thereunder.

8.     Reaffirmation; No Novation.

(a)    The Borrower hereby reaffirms all of its representations and warranties in the Loan Agreement and the other Loan Documents on and as of the date hereof, as if expressly made on and as of the date hereof.

(b)    The Borrower hereby confirms the ongoing validity of all of the Obligations outstanding on the date hereof, and further acknowledges, confirms and agrees that none of the amendments effected by this Agreement constitutes or shall constitute a novation of any of the Obligations.

(c)    The Borrower hereby reaffirms the validity of all of the liens and security interests heretofore granted to the Lender as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continues to be and remain collateral for the Obligations (including the Special Purpose Loan from and after the making of the Special Purpose Loan).

9.     Ongoing Force and Effect. Except as and to the extent expressly provided in this Agreement, all covenants, terms and conditions of the Loan Documents shall remain unchanged and in full force and effect. All references to the Loan Agreement and the Warrants contained in the Loan Documents shall hereafter mean and refer to the Loan Agreement and the Warrants as amended by this Agreement.

10.    Expenses. The Borrower shall reimburse the Lender on demand for all out-of-pocket costs, charges and expenses of the Lender (including reasonable attorneys’ fees) in connection with the preparation, execution and delivery of this Agreement, any and all further agreements and instruments in connection herewith, and any amendments, modifications, consents, waivers or enforcement action in connection herewith and therewith.

11.    Miscellaneous. The provisions of Article VIII of the Loan Agreement are hereby incorporated herein by this reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

COMVEST CAPITAL LLC

By:	/s/ Larry E. Lenig, Jr.
Name:	Larry E. Lenig, Jr.
Title:	Senior Partner/Portfolio Manager

LAPOLLA INDUSTRIES, INC.

By:	/s/ Michael T. Adams, EVP
Name:	Michael T. Adams
Title:	Executive Vice President